Exhibit 99

Form 3 Joint Filer Information

Date of Event Requiring Statement:              May 11, 2010

Issuer Name and Ticker Symbol                    China Medicine Corporation, CHME

Designated Filer:                                              OEP CHME Holdings, LLC

Other Joint Filers:	One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Holding Corporation
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures of Other Joint Filers:                    ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.,
its General Partner

By: OEP Holding Corporation,
its General Partner

By: /s/ Bradley J. Coppens
      Name: Bradley J. Coppens
      Title: Vice President

OEP GENERAL PARTNER III, L.P.

By: OEP Holding Corporation,
its General Partner

By: /s/ Bradley J. Coppens
      Name: Bradley J. Coppens
      Title: Vice President

OEP HOLDING CORPORATION

By: /s/ Bradley J. Coppens
      Name: Bradley J. Coppens
      Title: Vice President